Exhibit 3.5

BYLAWS
of
TNHC REALTY AND CONSTRUCTION INC.
a Delaware corporation
dated as of June 25, 2009

BYLAWS
of
TNHC REALTY AND CONSTRUCTION INC.

i

ii

BYLAWS
of
TNHC REALTY AND CONSTRUCTION INC.

ARTICLE I
OFFICES
Section 1.    Registered Office. The principal office in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The registered agent at such address shall be The Corporation Trust Company.
Section 2.    Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or as the business of the Corporation may require.
ARTICLE II
STOCKHOLDERS
Section 1.    Annual Meeting. Annual meetings of stockholders shall be held at such time as the board of directors may designate, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.
Section 2.    Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
Section 3.    Place of Meeting. The board of directors may designate any place as the place of meeting for any annual meeting of the stockholders. Special meetings of the stockholders may be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.
Section 4.    Telephonic Meetings Permitted. Stockholders may participate in meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.
Section 5.    Notice of Meetings. Notices of meetings shall be in writing and signed by the president or a vice president, or the secretary, or an assistant secretary, or by such other person or persons as the board of directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time when, and the place, which may be within or without this state, where it is to be held. A copy of such notice shall be delivered to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. Such notice shall be deemed delivered, if by mail, upon deposit in the United States mail so addressed, postage prepaid, and, if by telegram, telecopier, facsimile or similar such methods, upon transmission. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the Corporation and upon such mailing of any such notice, the service thereof shall be complete, and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery or mailing of the notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.
Section 6.    Fixing of Record Date. For the purpose of determining the stockholders entitled to receive notice of any meeting of stockholders or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors may fix in advance a date as the record date for any such determination, which date shall not be more than sixty (60) days before the meeting of stockholders or action to be taken. If no record date is designated, the date on which notice of the meeting is mailed or the dividend is adopted by the board of directors, as the case may be, shall be the record date for that determination. Any adjournment of a meeting shall not change the record date for determining who is entitled to be present or vote at such adjourned meeting.
Section 7.    Quorum; Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation or these bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law or of the certificate of incorporation a different vote is required in which case such express provision shall govern and control the decision of such question.
Section 8.    Voting Lists. At each meeting of the stockholders, a full, true and complete list, in alphabetical order, of all the stockholders entitled to vote at such meeting, and indicating the number of shares held by each, certified by the secretary of the Corporation, shall be furnished, which list shall be prepared at least ten (10) days before such meeting, and shall be open to the inspection of the stockholders, or their agents or proxies, at the place where such meeting is to be held, and for ten (10) days prior thereto. Only the persons in whose names shares of stock are registered on the books of the Corporation for ten days preceding the date of such meeting, as evidenced by the list of stockholders so furnished, shall be entitled to vote at such meeting. Proxies and powers of attorney to vote must be filed with the secretary of the Corporation before an election or a meeting of the stockholders, or they cannot be used at such election or meeting.
Section 9.    Voting of Shares. Except as hereinafter provided, every stockholder of record of the Corporation shall be entitled at each meeting of stockholders to one vote for each share of stock standing in his name on the books of the Corporation, ten (10) days preceding the day of such meeting. Each stockholder may vote either in person or by proxy as provided in Section 10 hereof.
Section 10.    Proxies. At any meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the Corporation.
Section 11.    Inspectors. At any meeting of the stockholders, the chairman of the meeting may, and upon the request of any stockholder shall appoint one or more persons to act as inspectors for that meeting. An inspector shall ascertain and report the number of shares represented at the meeting, determine the validity and effect of proxies, count all votes and report the results, and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all stockholders. All reports of the inspectors shall be in writing and, if there is more than one inspector acting at a meeting, the report of the majority shall be the report of the inspectors.
Section 12.    Voting by Ballot. Voting in any election or on any question may be by voice unless the chairman of the meeting shall order or any stockholder shall demand that voting be by ballot.
Section 13.    Action Without Meeting. Any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the certificate of incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.
ARTICLE III
DIRECTORS
Section 1.    General Powers. The business of the Corporation shall be managed by or under the direction of the board of directors. A majority of the board of directors may establish reasonable compensation for the services of officers, irrespective of any personal interest. The directors shall be considered fiduciaries with respect to the performance of their duties and will administer the affairs of the Corporation with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.
Section 2.    Number, Tenure and Qualifications. The number of directors of the Corporation shall be four (4). Each director shall hold office until the next annual meeting of stockholders, or until his successor shall have been elected and qualified. Directors need not be residents of Delaware or stockholders of the Corporation. The number of directors may be increased or decreased from time to time by the amendment of this section. No decrease shall have the effect of shortening the term of any incumbent director.
Section 3.    Regular Meetings. A regular meeting of the board of directors shall be held without notice other than this bylaw immediately after the annual meeting of stockholders. The board of directors may provide, by resolution, the time and place for holding additional regular meetings without notice other than such resolution.
Section 4.    Special Meetings. Special meetings by the board of directors may be called by it or at the request of any director or the president. The person or persons calling the meeting may fix any time and place for such special meeting.
Section 5.    Telephonic Meetings Permitted. Members of the board of directors, or any committee designated by the board, may participate in a meeting of the board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.
Section 6.    Notice. Written notice of any special meeting shall be given to each director at that director’s business address at least three (3) days prior thereto. Such notice shall be deemed delivered, if by mail, upon deposit in the United States mail so addressed, postage prepaid, and, if by telegram, telecopier, facsimile, (and to the extent permitted under the General Corporation Law of the State of Delaware) electronic mail (E-mail) or similar such methods, upon transmission. The attendance by a director at any meeting shall constitute waiver of notice of such meeting unless such attendance is for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. The purpose of any meeting of the board need not be specified in any notice or waiver of notice of such meeting.
Section 7.    Quorum; Vote Required for Action. A majority of the directors shall constitute a quorum for the transaction of business at any meeting. In case a quorum is not present, a majority of those present may adjourn the meeting to another time and place without further notice than the announcement at the meeting at which the adjournment is taken. Withdrawal of directors from a meeting shall not cause failure of a duly constituted quorum at that meeting. Except as otherwise required by the certificate of incorporation or bylaw, if a quorum be present, the affirmative vote of a majority of directors so present shall be the act of the directors.

Section 8.    Vacancies. If a membership in the board of directors or any committee becomes vacant or is newly created, the remaining directors in office, though less than a quorum, may fill such vacancy or newly created membership, and the person so elected shall hold office for the unexpired term and until the successor thereto shall be duly elected and qualified.
Section 9.    Resignation and Removal. Any director or member of a committee may resign at any time upon written notice to the board of directors. One or more directors may be removed with or without cause at any time by the affirmative vote of the holders of not less than two-thirds (2/3) of the issued and outstanding stock entitled to vote, provided that, if done at a meeting, the notice of such meeting states the name of the director or directors so to be removed.
Section 10.    Action Without Meeting. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case maybe, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of that board or committee.
ARTICLE IV
COMMITTEES
Section 1.    Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.
Section 2.    Powers. Any such committee, to the extent provided in the resolution of the board of directors or in these bylaws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation; but no such committee shall have the power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, or amending the bylaws of the Corporation; and, unless the resolution, these bylaws, or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger.
Section 3.    Rules. Unless the board of directors otherwise provides, each committee may make, alter and repeal rules for the conduct of its business, including time and place for meeting and notice thereof. In the absence of a rule pertaining thereto, those governing the conduct of the board’s business as set forth in these bylaws shall apply.

ARTICLE V
OFFICERS
Section 1.    Elections, Powers and Duties. The board of directors shall choose a president, a secretary and a treasurer, and it may, if it so determines, choose a chairman of the board from among its members, one or more vice presidents, one or more assistant secretaries or assistant treasurers, and such other officers with such powers and duties in the management of the Corporation as shall be stated in these bylaws or in a resolution of the board of directors which is not inconsistent with these bylaws and, to the extent not so stated, as generally pertaining to their respective offices, subject to the control of the board of directors. The same person may hold two or more offices. None of the officers of the Corporation (other than the chairman of the board) need be directors.
Section 2.    Term; Resignation; Removal; Vacancies. The term of each officer elected by the board of directors shall be until the annual meeting of the board immediately following such election and until that officer’s successor shall have been duly elected and qualified. Any officer may resign at any time upon written notice to the Corporation directed to the board of directors and the secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The board may remove any officer with or without cause at any time but such removal shall be without prejudice to any contractual rights of that officer with the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the board of directors.
Section 3.    Chairman of the Board. The chairman of the board, if elected and serving, shall be the chief executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. The chairman shall preside at all meetings of the stockholders and board of directors. The chairman shall perform such other duties as from time to time may be prescribed by the board of directors.
Section 4.    President. If there is no chairman of the board, then all those powers and duties of the chairman shall be exercised and performed by the president. If there is a chairman, the president shall be the chief operating officer of the Corporation and, subject to direction by the chairman, shall in general supervise and control all the operations of the Corporation. In the absence of the chairman or his or her inability or refusal to act, the president shall perform all the chairman’s duties during the period of such absence or nonperformance.
Section 5.    Vice President. Each vice president shall have such powers and shall perform such duties as shall be assigned by the board of directors. In addition, each vice president shall assist the chairman of the board and the president in the discharge of their duties as the chairman or president may direct. In the absence of the president or his or her inability or refusal to act, the vice presidents in the order designated by the board or, if no designation was made, in the order of seniority of tenure shall perform all the president’s duties during the period of such absence or nonperformance.

Section 6.    Treasurer. The treasurer shall be the principal accounting and financial officer of the Corporation. As such, he or she shall have charge of and be responsible for the maintenance of adequate books of account, and have charge and custody of the corporate funds and securities and be responsible therefor and for the receipt and disbursement thereof. The treasurer shall perform such other duties as from time to time may be prescribed by the president or the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the board shall prescribe.
Section 7.    Secretary. The secretary shall record all the proceedings of the meetings of the stockholders and board of directors in one or more books to be kept for that purpose, see that all notices are duly given in accordance with these bylaws or as required by law, be custodian of the corporate records and seal, have general charge of the stock transfer books, and perform such other duties as from time to time may be prescribed by the president or the board of directors.
Section 8.    Assistant Treasurers and Secretaries. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned them by the treasurer or secretary, respectively, the president or the board of directors. If required by the board of directors, each assistant treasurer shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the board shall prescribe.
ARTICLE VI
SHARES AND THEIR TRANSFER
Section 1.    Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the chairman of the board, the president or any vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by that holder in the Corporation. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or clerk, and by a registrar, then a facsimile of the signatures of the officers or agents of the Corporation may be printed or lithographed upon such certificate in lieu of the actual signatures. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate, or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be the officer or officers of the Corporation.
Section 2.    Lost, Stolen or Destroyed Certificates. A new certificate of stock may be issued in the place of any previously issued certificate which is alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of the certificate or the issuance of a new certificate.

Section 3.    Transfer of Shares. A certificate presented for transfer must be duly endorsed and, in connection therewith, the Corporation may require proper guaranty of signature or other appropriate assurance that the endorsement is effective. If properly presented for transfer to a transferee which is a Qualified Shareholder, and subject to Article VI, Section B, that transfer shall be recorded on the records of the Corporation.
ARTICLE VII
INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS
Section 1.    Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action or inaction in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists as of the date hereof or as may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide both prior to such amendment and as of the date hereof), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or trustee and shall inure to the benefit of his or her heirs, executors and administrators. The Corporation may, by action of the board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors, officers and trustees.
Section 2.    Right of Claimant to Bring Suit. If a claim under this Article VII is not paid in full by the Corporation within thirty (30) days after written notice thereof has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim together with the expense of prosecuting such claim.
ARTICLE VIII
MISCELLANEOUS
Section 1.    Execution of Instruments. Except as the board of directors shall otherwise expressly delegate to another or prescribe a different mode of execution, the chairman of the board, the president or any vice president may execute on behalf of the Corporation any contract, deed, mortgage, bond or other instrument which the board has authorized to be executed, and, if required by law or otherwise diverted by the chairman or president, the secretary or assistant secretary shall attest such signature and affix the corporate seal thereto.

Section 2.    Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the board of directors. The affixing of the corporate seal to an instrument shall not give the instrument additional force or effect or change the construction thereof, and the use of the corporate seal is not mandatory.
Section 3.    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.
Section 4.    Waiver of Notice. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance at a meeting shall constitute waiver of notice, unless that attendance is for the express purpose of objecting at the beginning of the meeting to the transaction of any business because that meeting is unlawfully called or conveyed. Neither the business to be transacted at, nor the purpose of any special meeting of the stockholders, directors, or members of a committee need be specified in any written waiver of notice.
Section 5.    Actions at Meetings Not Regularly Called. Whenever all persons entitled to vote at any meeting, whether of directors or stockholders, consent by a writing filed with the secretary, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed.
ARTICLE IX
AMENDMENTS
These bylaws may be altered or repealed, and new bylaws made, by the board of directors, but the stockholders may make additional bylaws and alter and repeal any bylaws whether adopted by them or otherwise. Notwithstanding the foregoing, the last sentence of Article III, Section 9 of these bylaws shall not be amended without the prior written approval of all stockholders.

CERTIFICATE of SECRETARY
I, the undersigned, certify that I am the duly elected, qualified and acting Secretary of TNHC Realty and Construction Inc., a Delaware corporation (the “Company”), and that the foregoing Bylaws constitute the Bylaws of the Company as duly adopted by written consent of the Sole Incorporator of the Company and ratified by unanimous written consent of the Board of Directors of the Company dated as of June 25, 2009.
/s/ Joseph D. Davis
Joseph D. Davis, Secretary